UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2006
First Citizens Banc Corp
(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
PRESS RELEASE
December 20, 2006
First Citizens Banc Corp Announces New Stock Repurchase Plan
Sandusky, Ohio, December 20, 2006 — First Citizens Banc Corp (the Company), announced the implementation of a new stock repurchase program. Under the program, the Company is authorized to buy up to 273,500 shares or approximately 5.0% of the total common shares currently outstanding. As of September 30, 2006, the Company had 5,471,300 common shares outstanding. The Company expects that repurchases under the plan will be made from time to time in the open market, based on stock availability, price and the Company’s financial performance. It is anticipated that the repurchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be repurchased.
David A. Voight, President, and Chief Executive Officer of the Company, stated, “We believe that the plan to repurchase our shares represents a sound capital management strategy which will benefit the Company and our stockholders.”
First Citizens Banc Corp is a publicly owned corporation trading under the symbol FCZA and is the holding company for Citizens Banking Company (the Bank) a state chartered bank that shares the Company’s headquarters at 100 East Water Street, Sandusky, Ohio 44870. The Bank provides an array of consumer and commercial banking services through its 21 offices located in six north-central Ohio counties. In addition, the Bank provides trust, brokerage and insurance services through First Citizens Advisors. For more information regarding the Bank’s products and services and for First Citizens Banc Corp. investor-relations information, please visit http://www.fcza.com.
Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” or similar expressions are intended to identify “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
For More Information Contact
Rich Dutton, Executive Vice President
(419) 625-4121

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp

(Registrant)

Date: December 22, 2006	/s/ James O. Miller

James O. Miller, Executive Vice President